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                                                                   EXHIBIT 99(a)



                        FIDELITY FINANCIAL OF OHIO, INC.
                                 REVOCABLE PROXY
                         Special Meeting of Shareholders
                            ______________ ___, 1996

          This Proxy is solicited on behalf of the Board of Directors.

         The undersigned, as a holder of Common Stock of Fidelity Financial of Ohio, Inc. ("FFOH"), hereby appoints the Board of Directors of FFOH, or any successors thereto, as Proxies, with full powers of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of FFOH which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at _____________________________, Cincinnati, Ohio, on ________ __, 1996 at __:__ _.m., Eastern Time, or any adjournment thereof.

         This Proxy may be revoked at any time before it is exercised.

         Shares of Common Stock of FFOH will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR the proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996, by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Circle Financial Corporation, and FOR the proposal to amend FFOH's Articles of Incorporation. If any other matter is properly presented at the Special Meeting of Shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.


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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                    ------------------------------------
                                        I plan to attend the meeting [ ]

                                    ------------------------------------

1. Proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among FFOH, FAC and Circle Financial Corporation ("CFC"), which provides, among other things, for
         (i) the merger of CFC with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) into the right to receive, subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger.

                   FOR                      AGAINST                   ABSTAIN
                 ---------                ----------                ----------
                    [ ]                       [ ]                        [ ]
                 ---------                ----------                ----------

         The Board of Directors of FFOH recommends a vote FOR approval of the Agreement. Such votes are hereby solicited by the Board of Directors.

2. Proposal to adopt an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH Common Stock from 7,000,000 to 15,000,000 and the number of authorized shares of FFOH Preferred Stock from 500,000 to 5,000,000.

                  FOR                        AGAINST                   ABSTAIN
               ---------                   ----------                ----------
                  [ ]                         [ ]                        [ ]
               ---------                   ----------                ----------

         The Board of Directors of FFOH recommends a vote FOR the proposal to amend FFOH's Articles of Incorporation.


                                Dated:  _________________________________, 1996

                                Signature _____________________________________

                                Signature _____________________________________
                                                   (print name)

Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.